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                                                                    EXHIBIT 10.6

                             DOMINO'S PIZZA, INC.
                     SENIOR EXECUTIVE DEFERRED BONUS PLAN

                         (EFFECTIVE DECEMBER 21, 1998)


1.   PURPOSE AND EFFECTIVE DATE

     The purpose of this Plan is to set forth the terms and conditions under which certain senior executives will become entitled to an amount of deferred bonus (the "Deferred Bonus Amount") in consideration for their past service to the Company. This Plan is effective December 21, 1998. The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be administered in a manner consistent with that intent.

2.   DEFINITIONS

     (a) "Beneficiary" means the person (which may include trusts and is not limited to one person) designated by the Participant, in such manner as prescribed by the Plan Administrator, who shall be entitled to receive payment of the Participant's Deferred Bonus Account in the event of the Participant's death. If no such designation is made, or if the designated person predeceases the Participant, payment shall be made to the Participant's estate.

     (b) "Change of Control" has the meaning set forth in the Stockholders Agreement.

     (c) "Code" means the Internal Revenue Code of 1986 as amended from time to time.

     (d) "Committee" means the Compensation Committee of the Board of Directors of the Company or if no such committee has been designated, the Board.

     (e)  "Company" means Domino's Pizza, Inc.

     (f)  "Deferred Bonus Account" means the account described in Section 3.

     (g)  "Effective Date" means December 21, 1998.
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     (h)  "Participant" means each of the following senior executives of the
Company: Pat Kelly; Stuart Mathis; Gary McCausland; Harry Silverman; and Michael Soignet.

     (i) "Plan" means the Domino's Pizza, Inc. Senior Executive Deferred Bonus Plan as set forth herein and as from time to time amended.

     (j)  "Plan Administrator" means the Committee.

     (k) "Qualified Public Offering" has the meaning set forth in the Stockholders Agreement.

     (l) "Senior Management Option Agreements" means the Class A Option Agreements, Class L Option Agreements and Preferred Option Agreement, as applicable, dated as of December 21, 1998 between TISM, Inc. and each of the Participants.

     (m) "Stockholders Agreement" means the Stockholders Agreement dated as of December 21, 1998 among TISM, Inc. and its stockholders.

Other terms are defined as provided throughout this Plan.

3.   DEFERRED BONUS ACCOUNT

     The Company shall establish on its books a Deferred Bonus Account for each Participant as of the Effective Date. The amount credited to each such Account shall be the amount set forth on Schedule A hereto which shall be fully vested as of the Effective Date, and shall not be adjusted for interest or otherwise, except to reflect distributions made to a Participant or his or her Beneficiary.

4.   DISTRIBUTIONS

     The amount credited to a Participant's Deferred Bonus Account shall become payable to the Participant (or the Participant's Beneficiary, in the event of death) upon the earliest of the following to occur after the date hereof (each, a "Payment Date"):

     (a) Change of Control.  A Change of Control.
         -----------------

     (b) Qualified Public Offering.  A Qualified Public Offering.
         -------------------------

     (c) Fixed Period.  Ten years and one hundred and eighty (180) days after
         ------------
the date hereof.

     (d) Cancellation or Forfeiture of Options.  An exercise by TISM or such
         -------------------------------------
Participant of the call options or put options pursuant to Section 5 of the Senior Management Option
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Agreements between TISM and such Participant or the cancellation or forfeiture of the Options in accordance with Section 5 of the Senior Management Option Agreements.

5.   FORM OF PAYMENT; TIMING

     The Company shall pay, or cause one or more of its affiliates to pay, the amount due to a Participant or Beneficiary hereunder in cash in a single lump sum payment as soon as administratably practicable following a Payment Date with respect to the Participant, which in no case shall be more than 30 days following the Payment Date. The Participant's Deferred Bonus Account will be reduced by the amount of the payment (including any amount under Section 9 below).

6.   ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Committee, which shall have full discretion to administer and interpret the Plan in accordance with its terms in all respects.

7.   NATURE OF CLAIM FOR PAYMENTS

     Except as herein provided, the Company shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder, and all obligations of the Company hereunder shall be reflected by book entries only. The Participant shall have no rights on account of this Plan in or to any specific assets of the Company. Any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Company.

8.   RIGHTS ARE NON-ASSIGNABLE

     Other than by will or the laws of descent and distribution, neither the Participant nor any Beneficiary nor any other person shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.

9.   TAXES

     If the Company is required to withhold taxes from payments under the Plan pursuant to federal, state or local law, the amounts payable to Participants shall be reduced by the tax so withheld.

10.  TERMINATION; AMENDMENTS

     The Plan shall continue in effect until terminated by action of the Company's Board of Directors. Upon termination of the Plan, no individual not a Participant as of the date of
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termination shall become a Participant thereafter. If, at the time of termination, there is any Participant or Beneficiary of a Participant who is or will be entitled to a payment hereunder, the Plan Administrator shall elect either (a) to make payments to such Participants or beneficiaries in the normal course as if the Plan had continued in effect, or (b) to pay to such Participants or beneficiaries the balance in the Participant's Deferred Bonus Account in a single lump-sum payment.

     The Committee and Participants entitled to a majority of the aggregate Deferred Bonus Accounts may at any time and from time to time amend the Plan in any manner; provided that, subject to Section 12, without the consent of a Participant, no such action shall materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Deferred Account, including by reducing the amounts previously credited to the Deferred Bonus Account of such Participant or otherwise.

11.  EMPLOYMENT RIGHTS

     Nothing in this Plan shall give any Participant any right to be employed or to continue employment by the Company.

12.  CHANGE IN OR INTERPRETATION OF LAW

     In the event of any change in or interpretation of law which, in the opinion of counsel acceptable to the Plan Administrator, would cause the Plan to be other than an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (such an unfunded plan being hereinafter referred to as an "exempt plan") and to be subject to the funding requirements of Title I of ERISA, the Plan Administrator may terminate the participation of such Participants as may be necessary to preserve or restore the Plan's status as an exempt plan and may accelerate payment of their Deferred Bonus Accounts or take such other action as may be necessary to preserve or restore such status.

13.  GOVERNING LAW

     The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan.

14.  SUCCESSORS

     This Plan shall inure to the benefit of and be binding upon the Participant and the Company and their respective personal or legal representatives, executors, administrators, and successors, including successors to all or substantially all of the stock, business and/or assets, of the Company.
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15.  CONSENT TO JURISDICTION

     Each party to this Agreement, by its execution hereof, (x) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Michigan sitting in the County of Washtenaw or the United States District Court for the Eastern District of Michigan for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (y) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (z) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (x) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Michigan law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to the Stockholders Agreement is reasonably calculated to give actual notice.

16.  WAIVER OF JURY TRIAL

     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTICIPANT HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE COMPANY AND EACH PARTICIPANT ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THIS SECTION 16 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE COMPANY AND EACH
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PARTICIPANT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 16 WITH
ANY COURT AS WRITTEN EVIDENCE OF CONSENT TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

17.  ATTORNEYS FEES

     In the event of a dispute by the Company, the Participant or others as to the validity or enforceability of, or liability under, any provision of this Plan, the Company shall reimburse the Participant for all legal fees and expenses incurred by him or her in connection with such dispute to the extent the Participant shall prevail in such dispute.
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                             DOMINO'S PIZZA, INC.



                             By:  /s/ Thomas S. Monaghan
                                 ------------------------
                                  Name: Thomas S. Monaghan
                                  Title: President


Date:   12/21/1998
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                                  SCHEDULE A

                        DEFERRED BONUS ACCOUNT CREDITS


Name of Participant                           Deferred Bonus Amount
-------------------                           ---------------------

Pat Kelly                                     $750,000
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                                  SCHEDULE A

                        DEFERRED BONUS ACCOUNT CREDITS


Name of Participant                           Deferred Bonus Amount
-------------------                           ---------------------

Stuart Mathis                                 $725,000
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                                  SCHEDULE A

                        DEFERRED BONUS ACCOUNT CREDITS


Name of Participant                           Deferred Bonus Amount
-------------------                           ---------------------

Gary McCausland                               $550,000
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                                  SCHEDULE A

                        DEFERRED BONUS ACCOUNT CREDITS


Name of Participant                           Deferred Bonus Amount
-------------------                           ---------------------

Harry Silverman                               $500,000
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                                  SCHEDULE A

                        DEFERRED BONUS ACCOUNT CREDITS


Name of Participant                           Deferred Bonus Amount
-------------------                           ---------------------

Michael Soignet                               $500,000